Exhibit 99.1

B2Digital’s B2 Fighting Series Live MMA Now Available on Apple TV

TAMPA, FL, October 27, 2020 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital, Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is excited to announce the live launch of the new B2 Fighting Series App for Over-The-Top (“OTT”) distribution on Apple TV.

Download the B2 Fighting Series App for Apple TV HERE.

Greg P. Bell, Chairman & CEO of B2Digital, commented, “Earlier this month, we added access to 40 million new potential viewers by integrating B2 MMA into Amazon Fire TV. We have nearly doubled that OTT reach this week by adding access to the Apple TV audience. At the same time, we have a series of top Live pay-per-view MMA events ready to roll out over coming weeks, and we have an improved model for marketing and delivering that content that allows us to capitalize on the pent-up demand factor in place right now for live sports entertainment.”

According to an Ampere Analysis study from earlier this year, the Apple TV Plus service has grown to an audience of over 33 million viewers in the U.S.

Management notes that the Company has now added access to a total audience of over 70 million new potential OTT viewers for its Live and Archived MMA events this month. Analysts calculate the OTT live sports market to be worth an estimated $6.8 billion annually.

For more information about B2Digital, visit the Company’s website at www.b2digitalotc.com.

B2Digital has a growing social media presence. Follow us on:

Twitter: @B2digitalOTC

Facebook: https://m.facebook.com/b2digitalotc/

About B2Digital Inc.

With extensive background in entertainment, television, video, and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

B2Digital: MMA’s Premier Development League

www.b2digitalotc.com

B2 Fighting Series Pay Per View Link

www.b2mma.com

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:

information@b2fs.com

Public Relations:

Tiger Marketing & Branding Agency

info@TigerGMP.com

www.TigerGMP.com

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